RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          PNC MORTGAGE ACCEPTANCE CORP.

      The undersigned, being the Senior Vice President and the Secretary of PNC Mortgage Acceptance Corp., a corporation organized and existing under the laws of the State of Missouri (the "Corporation"), hereby certify the following:

      The following Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation of the Corporation as heretofore amended and shall supersede the original articles of incorporation and all amendments thereto.

      The following Restated Articles of Incorporation of the Corporation were prepared and adopted by the Board of Directors of the Corporation in the manner and by the vote prescribed by Mo. Rev. Stat. ss. 351.106 and amendments thereto.

                                   ARTICLE ONE

      The name of the corporation is PNC Mortgage Acceptance Corp.

                                   ARTICLE TWO

      The address of the corporation's initial registered office in the State of Missouri is 2600 Grand Avenue, Kansas City, Missouri 64108, and the name of its initial registered agent at that address is M & H Agent Services, Inc.

                                  ARTICLE THREE

      The corporation is formed for only the following purposes:

      (a) To acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) loans secured by (A) first or second mortgages, deeds of trust or similar liens on multi-family residential, commercial or mixed commercial and multi-family residential properties, and (B) related assets, and (ii) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the loans and related assets described in clause (a)(i) and the participation interests, securities and funding agreements described in clause (a)(ii), collectively, "Mortgage Loans");

      (b) (i) to establish and fund one or more trusts (the "Trusts") and to authorize such Trusts to engage in one or more of the activities described in immediately preceding clause (a) of this Article Three and to issue certificates (the "Certificates") in one or more classes pursuant to pooling and servicing agreements (each, a "Pooling and Servicing Agreement"), with each class having the characteristics specified in the related Pooling and Servicing Agreement, representing ownership interests in the Mortgage Loans;

      (c) to acquire, own, hold, invest in, offer, sell, transfer, assign, pledge, finance and deal in and with any Certificates issued by a Trust established by the corporation pursuant to clause (b) of this Article Three; and

      (d) to engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Missouri which are incidental to, or connected with the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing.

The purposes specified in this Article Three shall be construed as powers as well as purposes of the corporation.

      Except as otherwise provided in this Article Three, the corporation shall not incur any indebtedness or undertake any obligations except in the ordinary course of its business.

                                  ARTICLE FOUR

      The aggregate number of shares which the corporation shall have authority to issue shall be 30,000 shares of common stock with a par value of $1.00 each, amounting in the aggregate to $30,000.

                                  ARTICLE FIVE

      The number of directors to constitute the first Board of Directors shall be three (3). The number of directors to constitute any succeeding Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the corporation. Any change in the number of directors as provided in the Bylaws of the corporation shall be reported to the Secretary of State of Missouri within thirty (30) calendar days of such change.

      The Board of Directors shall not take action unless at the time of such action there shall be at least one member of the Board of Directors who is an Independent Director (as such term is defined in the Bylaws of the corporation).

                                   ARTICLE SIX

      The unanimous consent of the Board of Directors, including an Independent Director, shall be required before the corporation may:

      (a) file or consent to the filing of a bankruptcy or insolvency petition or otherwise institute insolvency proceedings;

      (b) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets;

      (c) amend these Articles of Incorporation; or

      (d) amend the Bylaws of the Corporation.

                                  ARTICLE SEVEN

       The name and place of residence of the incorporator are:

           Name                Residence

           William A. Hirsch   1035 W. 57th Terrace
                               Kansas City, Missouri 64113

                                  ARTICLE EIGHT

      The duration of the corporation is unlimited and shall be perpetual.

                                  ARTICLE NINE

      The corporation shall not, so long as any of the Certificates issued by a Trust established by the corporation, are outstanding, dissolve, liquidate, merge or consolidate with, or transfer substantially all of its assets to, any entity, unless each of the nationally recognized statistical rating organizations which is then rating any of such Certificates confirms in writing that such action shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such rating organization to such Certificates; provided, however, that, in any event, the corporation may dissolve, liquidate, merge or consolidate with, or transfer substantially all of its assets to, any entity if (a) such action is for the purpose of changing the state of incorporation of the corporation or changing the form of organization through which the business of the corporation is carried out, and (b) such entity has provisions in its governing instruments identical in substance to the provisions of Articles Three, Five, Six and Nine of these Articles of Incorporation.

                                   ARTICLE TEN

      The power to make, alter, amend, or repeal the Bylaws of the corporation shall be vested in the Board of Directors.

                                 ARTICLE ELEVEN

      Any person, upon becoming the owner or holder of any shares of stock or other securities issued by this corporation, does thereby consent and agree that all rights, powers, privileges, obligations, or restrictions pertaining to such person or such securities in any way may be altered, amended, restricted, enlarged, or repealed by legislative enactments of the State of Missouri or of the United States hereinafter adopted which have reference to or affect this corporation, such securities, or such persons in any way and does further consent and agree that the corporation reserves the right to alter, amend, or repeal these Articles of Incorporation, or to do any other act or thing as authorized, permitted, or allowed by such legislative enactments.

                                 ARTICLE TWELVE

      The private property of the shareholders of the corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balances of subscriptions for shares.

                                ARTICLE THIRTEEN

      Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that, he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprises including service with respect to an employee benefit plan (each, an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation, except where such person's conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, to the fullest extent authorized by "The General and Business Corporation Law of Missouri", as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including attorneys fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer.





      IN WITNESS WHEREOF, the undersigned have executed this instrument this _____ day of January, 2000.

                               By: /s/Charles J. Sipple
                                   ---------------------------------------------
                               Name:  Charles J. Sipple
                               Title: Senior Vice President

                               By: /s/Craig Mueller
                                   ---------------------------------------------
                               Name:  Craig Mueller
                               Title:  Assistant Secretary

                                 ACKNOWLEDGMENT
                                 --------------


STATE OF MISSOURI    )
                     )  ss.
COUNTY OF JACKSON    )

      I, __________________________________,  a Notary Public, do hereby certify that on the ______ day of January,  2000,  personally appeared before me Charles
J. Sipple, who being by me first duly sworn, declared that he is the person who signed the foregoing document as Senior Vice President of the Corporation, and that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.


                                  Notary Public

My Commission Expires:

---------------------

                                 ACKNOWLEDGMENT


STATE OF MISSOURI    )
                     )  ss.
COUNTY OF JACKSON    )

      I, __________________________________,  a Notary Public, do hereby certify that on the ______ day of January, 2000, personally appeared before me Paula Mickelson, who being by me first duly sworn, declared that he is the person who signed the foregoing document as Secretary of the Corporation, and that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.


                                  Notary Public

My Commission Expires:


---------------------